Exhibit 10.1

Antares Strategic Credit Fund II LLC
320 South Canal Street, Suite 4200
Chicago, Illinois 60661

Re: Waiver of Certain Advisory Fees under the Investment Advisory Agreement between Antares Capital Credit Advisers LLC and Antares Strategic Credit Fund II LLC

This waiver letter agreement (this “Waiver Letter”) to the Investment Advisory Agreement, dated as of June 26, 2025 (as may be amended and/or restated from time to time, the “Agreement”), between Antares Capital Credit Advisers LLC, a Delaware limited liability company (the “Adviser”), and Antares Strategic Credit Fund II LLC, a Delaware limited liability company (the “Fund”), is made as of the 1st day of March, 2026. This Waiver Letter extends the waiver letter agreement, dated as of July 15, 2025, by and between the Fund and the Adviser. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

Pursuant to this Waiver Letter, the Adviser hereby irrevocably waives, which may be effected by a rebate or otherwise, (i) any base management fee due from the Fund to the Adviser under Section 5(a) of the Agreement and (ii) any incentive fee from the Fund to the Adviser under Section 5(b) of the Agreement from March 1, 2026 through August 31, 2026.

This Waiver Letter and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the choice of law or conflicts of law principles thereof that would result in the application of the law of any other jurisdiction. For so long as the Fund is regulated as a business development company under the 1940 Act, this Waiver Letter shall also be construed in accordance with the applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), in such case, to the extent the applicable laws of the State of New York or any of the provisions herein conflict with the provisions of the 1940 Act or the Advisers Act, the 1940 Act and the Advisers Act shall control.

This Waiver Letter may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

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Very truly yours,

ANTARES CAPITAL CREDIT ADVISERS LLC.

By:	/s/ Vivek Mathew
Name:	Vivek Mathew
Title:	President

Acknowledged and Agreed:

ANTARES STRATEGIC CREDIT FUND II LLC

By:	/s/ Tyler W. Lindblad
Name:	Tyler W. Lindblad
Title:	Vice President